UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2006

Genelabs Technologies, Inc.
(Exact name of Registrant as specified in its charter)

California	0-19222	94-3010150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California (Address of principal executive offices)	94063 (Zip Code)
(650) 369-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 27, 2006, Genelabs Technologies, Inc. issued a press release announcing it had entered into an agreement for the sale of approximately 6.1 million shares of common stock and warrants to purchase approximately 2.5 million shares of common stock for gross proceeds of $9.0 million. The full text of the Genelabs’ press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Genelabs Technologies, Inc. on June 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2006	By:	/s/ James A.D. Smith
James A. D. Smith
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Genelabs Technologies, Inc. on June 27, 2006.